                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                           CONTACT: Jim Bauer
                                                         Investor Relations
                                                         (678) 473-2647
                                                         jim.bauer@arrisi.com

                    ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED
                    FOURTH QUARTER AND FULL YEAR 2005 RESULTS

SUWANEE, GA. (FEBRUARY 8, 2006) ARRIS (NASDAQ:ARRS), a global communications technology leader in the development of advanced cable telephony solutions and next generation high speed data across the broadband local access network, today announced preliminary and unaudited financial results for the fourth quarter and full year 2005.

FINANCIAL HIGHLIGHTS:

      - Revenues were $181.3 million for the fourth quarter of 2005, as compared to $129.5 million in the fourth quarter 2004 and to revenues of $201.0 million in the third quarter of 2005.

      - Full year 2005 revenues were $680.4 million, up $190.4 million or 39% over 2004 revenues of $490.0 million.

      - Net income per diluted share for the fourth quarter 2005 was $0.20. Excluding the items detailed below, net income per diluted share for the fourth quarter 2005 was $0.24 (a non-GAAP measure). Net income
            (loss) per diluted share for the full year 2005 was $0.52, an $0.85 improvement from ($0.33) in 2004.

      - Gross margins were 31.9% in the fourth quarter 2005, up from 27.4% in the third quarter 2005 and reflect a favorable shift in product mix and the effects of continuing cost reduction activities.

      - Cash on hand and short-term investments at the end of the fourth quarter 2005 were $129.5 million, up $35.1 million from the end of the third quarter, with $34.6 million of cash generated from operating activities.

      -     Book-to-bill ratio was 0.97 in the fourth quarter as compared to
            1.02 in the third quarter.

FINANCIAL DETAILS:

Revenues for the fourth quarter 2005 were $181.3 million with net income (loss) per diluted share of $0.20, inclusive of certain items described below. For the full year 2005, revenues were $680.4 million as compared to $490.0 million in 2004, up approximately 39%. On a U.S. GAAP basis, net income (loss) was $22.0 million or $0.20 per diluted share in the fourth quarter 2005 as compared to the third quarter 2005 net income (loss) of $18.8 million or $0.18 per diluted share and to the fourth quarter 2004 net income (loss) of $(0.6) million or $(0.01) per share. Excluding amortization of intangibles, stock compensation expense and other items, the net income (loss) was $0.24 per diluted share in the fourth quarter 2005. On a U.S. GAAP basis, net income (loss) for 2005 improved $79.9 million to $51.5 million or $0.52 per diluted share, as compared to $(28.4) million or $(0.33) per share in 2004. A reconciliation of our GAAP to our non-GAAP earnings per share is attached to this release and can also be found on our website.

Broadband product revenues were $92.9 million in the fourth quarter up approximately 14.3% from the third quarter 2005 level of $81.3 million reflecting improved sales of both the Cadant(TM) CMTS products as well as the Cornerstone CBR products. Supplies & CPE product revenues were $88.4 million in the fourth quarter, down approximately 26.1% compared to $119.7 million in the third quarter of 2005 reflecting primarily the anticipated decrease of E-MTA sales in the fourth quarter. International sales were $52.3 million in the fourth quarter, as compared to $52.4 million in the third quarter 2005. Backlog at the end of the fourth quarter was $166.5 million compared to $171.2 million at the end of the third quarter 2005. Bookings in the fourth quarter were $176.6 million as compared to $205.4 million in the third quarter 2005. Bookings for the full year 2005 were $771.3 million, up approximately 50% from the full year 2004 bookings of $512.6 million. The book-to-bill ratio in the fourth quarter was approximately 0.97, slightly down from 1.02 in the third quarter 2005. The book-to-bill ratio for the full year 2005 was 1.13 as compared to 1.05 for the full year 2004.

Gross margins were 31.9% in the fourth quarter as compared to third quarter 2005 margins of 27.4%. This increase is predominantly the result of a change in product mix as well as a continued focus on cost reductions. Gross margins of Broadband products were 43.3% in the fourth quarter as compared to 34.9% in the third quarter. Gross margins of the Supplies & CPE products were 19.9% in the fourth quarter as compared to 22.2% in the third quarter.

Operating expenses were $36.7 million in the fourth quarter, which included stock compensation expense of $2.4 million. This compares to $36.3 million for the third quarter, which included $2.5 million of stock compensation expense. Research and development costs included in operating expenses were $15.0 million in the fourth quarter as compared to $16.0 million in the third quarter. The Company had a foreign exchange gain of $0.2 million in the fourth quarter as compared to a loss of $(0.3) million in the third quarter.

The Company ended the year with $129.5 million of cash on hand and short-term investments, up from the third quarter level of $94.4 million and from the fourth quarter 2004 level of $103.1 million. Approximately $34.6 million of cash was generated from operating activities in the fourth quarter. Approximately $25.5 million of cash was generated from operating activities for the full year which compares to cash generated from operating activities of $21.5 million in 2004. Inventory and turns for the fourth quarter were $113.9 million and 4.8, respectively, as compared to $90.1 million and 6.8, respectively for the third quarter. Accounts receivable ended the fourth quarter at $83.5 million with DSOs of 45, and compare to $95.8 million and DSOs of 42 at the end of the third quarter 2005.

"I am most pleased that ARRIS' results for 2005 reflect outstanding growth in both Company earnings and revenue," said Bob Stanzione, ARRIS Chairman & CEO. "As we enter 2006, we are well positioned to provide new market-leading products for rapidly growing markets such as VoIP, wideband data and new video services. Also, of note is that we ended 2005 with more than double the amount of backlog that we had at the end of 2004. These factors, coupled with our demonstrated operational excellence, rapid product innovation and a very strong balance sheet, give me confidence in the outlook for our business. In addition, the increasing customer and market demand for ever higher transmission speeds, the competitive wars for new customers between the cable, telco and satellite operators and the rapid movement towards IP video should continue to increase capital expenditures in the industry and as a result accelerate the demand for our products."

During the fourth quarter the Company announced a major competitive win with Cablemas, Mexico's second largest cable operator. Cablemas selected the ARRIS Cadant C4(TM) CMTS over other equipment manufacturers to provide advanced VoIP and high speed data services to its customers throughout Mexico. In addition, late in the quarter, the ARRIS TM 501B E-MTA received Euro-DOCSIS 2.0 certification by tComLabs as the first RoHS (Restriction of Hazardous Substances) Compliant E-MTA. This certification will be significant as in early 2006 Europe moves to reduce the use of lead and other hazardous materials in products.

"We are very pleased with our performance in 2005, in particular our strong position in the accelerating VoIP market, and we are off to a good start in 2006," said David Potts, ARRIS EVP & CFO. He added, "We now anticipate that our revenues for the first quarter of 2006 will be in the range of $185 to $200 million with net income per diluted share, on a U.S. GAAP basis in the range of $0.17 to $0.21 including amortization of intangibles and stock compensation expense of $0.02."

ARRIS management will conduct a conference call at 8:30am EST on Thursday, February 9, 2006 to discuss these results in detail. You may participate in this conference call by dialing 877-691-0879 prior to the start of the call and providing the ARRIS Group, Inc. name and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release during the period between the 6:30pm EST release on February 8, 2006 and the completion of the scheduled conference call on February 9, 2006. A replay of the conference call can be accessed through Wednesday, February 14, 2006 by dialing 877-519-4471 and using the PIN#6915747. A replay also will be made available for a period of 12 months following the conference call on ARRIS' website at www.arrisi.com.

ARRIS provides broadband local access networks with innovative next generation high-speed data and telephony systems for the delivery of voice, video and data to the home and business. ARRIS' complete solutions enhance the reliability and value of converged services from the network to the subscriber. Headquartered in Suwanee, Georgia, USA, ARRIS has design, engineering, distribution, service and sales office locations throughout the world. Information about ARRIS' products and services can be found at www.arrisi.com.

Forward-looking statements:

Statements made in this press release, including those related to:

      -     first quarter 2006 revenues and earnings;

      -     the general market outlook and acceptance of ARRIS products; and

      -     the outlook for industry conditions

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

      - projected results for the first quarter of 2006 as well as the general outlook for 2006 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management's control; and,

      - because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business. Additional information regarding these and other factors can be found in ARRIS' reports filed with the Securities and Exchange Commission. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

                                ARRIS GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                             DECEMBER 31    SEPTEMBER 30      JUNE 30        MARCH 31
                                                                2005           2005            2005            2005      DECEMBER 31
                                                             (UNAUDITED)    (UNAUDITED)     (UNAUDITED)    (UNAUDITED)      2004
                                                             -----------    ------------    -----------    -----------   -----------
ASSETS

Current assets:
 Cash and cash equivalents                                   $    75,286    $     48,194    $    97,194    $    26,546   $   25,072
 Short-term investments                                           54,250          46,250              -         81,400       78,000
 Restricted cash                                                   6,073           4,053          4,037          4,025        4,017
 Accounts receivable, net                                         83,540          95,791         87,900         63,938       55,661
 Other receivables                                                   286             887            288            400          420
 Inventories, net                                                113,909          90,122         80,869         76,249       92,636
 Other current assets                                             15,276          20,198          6,700          9,310        9,416
                                                             -----------    ------------    -----------    -----------   ----------
  Total current assets                                           348,620         305,495        276,988        261,868      265,222

Property, plant and equipment, net
                                                                  25,557          26,483         26,351         26,217       27,125
Goodwill                                                         150,569         150,569        150,569        150,569      150,569
Intangibles                                                          920           1,138          1,356            884        1,672
Investments                                                        3,321           3,347          3,223          4,450        3,620
Other assets                                                         416             395            399          2,210        2,470
                                                             -----------    ------------    -----------    -----------   ----------
                                                             $   529,403    $    487,427    $   458,886    $   446,198   $  450,678
                                                             ===========    ============    ===========    ===========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                            $    35,920    $     25,602    $    30,863    $    30,922   $   30,640
 Accrued compensation, benefits and related taxes                 20,424          16,083          9,927          6,990       14,845
 Current portion of long-term debt                                     -               -              -              -            -
 Other accrued liabilities                                        29,112          29,828         29,879         30,881       32,111
                                                             -----------    ------------    -----------    -----------   ----------
  Total current liabilities                                       85,456          71,513         70,669         68,793       77,596
Long-term debt, net of current portion                                 -               -              -         75,000       75,000
Other long-term liabilities                                       18,230          16,683         17,211         16,996       16,781
                                                             -----------    ------------    -----------    -----------   ----------
                                                                 103,686          88,196         87,880        160,789      169,377

Stockholders' equity:
 Preferred stock                                                       -               -              -              -            -
 Common stock                                                      1,069           1,065          1,053            873          889
 Capital in excess of par value                                  732,405         727,249        727,096        644,891      644,838
 Unearned compensation                                                 -               -         (8,112)        (3,939)      (4,566)
 Unrealized holding gain on marketable securities                  1,076             975            838            742          706
 Unfunded pension losses                                          (4,618)         (3,345)        (3,345)        (3,345)      (3,345)
 Accumulated deficit                                            (305,554)       (327,520)      (346,340)      (353,629)    (357,038)
 Unrealized gain on derivatives                                    1,523             991              -              -            -
 Cumulative translation adjustments                                 (184)           (184)          (184)          (184)        (183)
                                                             -----------    ------------    -----------    -----------   ----------
  Total stockholders' equity                                     425,717         399,231        371,006        285,409      281,301
                                                             -----------    ------------    -----------    -----------   ----------
                                                             $   529,403    $    487,427    $   458,886    $   446,198   $  450,678
                                                             ===========    ============    ===========    ===========   ==========

                                ARRIS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                                                                    FOR THE THREE MONTHS     FOR THE TWELVE MONTHS
                                                                                     ENDED DECEMBER 31,        ENDED DECEMBER 31,
                                                                                   ----------------------   ----------------------
                                                                                     2005          2004        2005       2004
                                                                                   ----------   ---------   ---------   ----------
Net sales                                                                          $  181,335   $ 129,467   $ 680,417   $  490,041
Cost of sales                                                                         123,473      95,682     489,703      343,864
                                                                                   ----------   ---------   ---------   ----------
 Gross profit                                                                          57,862      33,785     190,714      146,177
 Gross profit %                                                                          31.9%       26.1%       28.0%        29.8%
Operating expenses:
 Selling, general, and administrative expenses                                         20,588      15,921      74,746       69,082
 Provision for doubtful accounts                                                          (83)     (1,460)       (438)        (543)
 Research and development expenses                                                     15,044      16,034      60,135       63,373
 Restructuring and impairment charges                                                     901         541       1,331        7,648
 Amortization of intangibles                                                              219       4,635       1,212       28,690
                                                                                   ----------   ---------   ---------   ----------
                                                                                       36,669      35,671     136,986      168,250
                                                                                   ----------   ---------   ---------   ----------
Operating income (loss)                                                                21,193      (1,886)     53,728      (22,073)
Other expense (income):
 Interest expense                                                                          68       1,339       2,101        5,006
 Loss (gain) on debt retirement                                                             -           -       2,372        4,406
 Loss (gain) on investments and notes receivable                                          131        (269)        146        1,320
 Loss (gain) on foreign currency                                                         (210)     (1,205)        (65)      (1,301)
 Other (income) expense, net                                                             (881)       (268)     (2,614)      (1,102)
                                                                                   ----------   ---------   ---------   ----------
Income (loss) from continuing operations before income taxes                           22,085      (1,483)     51,788      (30,402)
Income tax expense (benefit)                                                              271          24         513          108
                                                                                   ----------   ---------   ---------   ----------
Net income (loss) from continuing operations                                           21,814      (1,507)     51,275      (30,510)
Income from discontinued operations                                                       152         901         208        2,114
                                                                                   ----------   ---------   ---------   ----------
 Net income (loss)                                                                 $   21,966   $    (606)  $  51,483   $  (28,396)
                                                                                   ==========   =========   =========   ==========

Net income (loss) per common share - basic:
 Income (loss) from continuing operations                                          $     0.21   $   (0.02)  $    0.53   $    (0.36)
 Income (loss) from discontinued operations                                              0.00        0.01        0.00         0.02
                                                                                   ----------   ---------   ---------   ----------
 Net income (loss)                                                                 $     0.21   $   (0.01)  $    0.53   $    (0.33)
                                                                                   ==========   =========   =========   ==========
Net income (loss) per common share - diluted:
 Income (loss) from continuing operations                                          $     0.20   $   (0.02)  $    0.52   $    (0.36)
 Income (loss) from discontinued operations                                              0.00        0.01        0.00         0.02
                                                                                   ----------   ---------   ---------   ----------
 Net income (loss)                                                                 $     0.20   $   (0.01)  $    0.52   $    (0.33)
                                                                                   ==========   =========   =========   ==========
Weighted average common shares:
 Basic                                                                                105,583      87,792      96,614       85,283
                                                                                   ==========   =========   =========   ==========
 Diluted                                                                              107,296      87,792      98,297       85,283
                                                                                   ==========   =========   =========   ==========

                                ARRIS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                  FOR THE THREE MONTHS     FOR THE TWELVE MONTHS
                                                                    ENDED DECEMBER 31,       ENDED DECEMBER 31,
                                                                 ----------------------    ----------------------
                                                                    2005        2004         2005         2004
                                                                 ---------    ---------    ---------    ---------
OPERATING ACTIVITIES:
     Net income (loss)                                           $  21,966    $    (606)   $  51,483    $ (28,396)
     Adjustments to reconcile net income (loss) to net cash
      provided by (used in)operating activities:
        Depreciation                                                 2,588        2,583       10,529       10,395
        Amortization of intangibles                                    219        4,635        1,212       28,690
        Stock compensation expense                                   2,574          582        6,915        2,826
        Amortization of deferred finance fees                            -          153          305          690
        Provision for doubtful accounts                                (83)      (1,460)        (438)        (543)
        Loss on disposal of fixed assets                                71           85          202          182
        Loss (gain) on investments and notes receivable                131         (269)         206        1,320
        Loss (gain) on debt retirement                                   -            -        2,372        4,406
        Impairment of long-lived assets                                  -            -          291            -
        Income from discontinued operations                           (152)        (901)        (208)      (2,114)
     Changes in operating assets & liabilities, net of effects
      of acquisitions and disposals:
        Accounts receivable                                         12,334       10,339      (27,191)       1,226
        Other receivables                                              601        2,402          134          860
        Inventory                                                  (23,787)      (4,354)     (20,963)     (14,074)
        Accounts payable and accrued liabilities                    14,695      (10,720)       7,348       15,510
        Other, net                                                   3,405        6,695       (6,739)         554
                                                                 ---------    ---------    ---------    ---------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES       34,562        9,164       25,458       21,532

INVESTING ACTIVITIES:
     Purchases of property, plant, and equipment                    (2,062)      (2,984)      (9,617)     (10,167)
     Cash proceeds from sale of property, plant, and equipment           2            -           42            -
     Cash paid for acquisition, net of cash acquired                     -            -          (89)         (50)
     Purchases of available-for-sale securities                     (8,000)     (18,000)     (59,250)    (107,750)
     Disposals of available-for-sale securities                          -            -       83,032       39,750
     Other                                                               -          642         (259)         642
                                                                 ---------    ---------    ---------    ---------
          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES      (10,060)     (20,342)      13,859      (77,575)

FINANCING ACTIVITIES:
     Payments on capital lease obligations                               -            -            -          (14)
     Payments on debt obligations                                        -            -            -       (1,163)
     Proceeds from issuance of common stock and other                2,590          385       10,897        7,410
                                                                 ---------    ---------    ---------    ---------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        2,590          385       10,897        6,233

          NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS      27,092      (10,793)      50,214      (49,810)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                    48,194       35,865       25,072       74,882
                                                                 ---------    ---------    ---------    ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                       $  75,286    $  25,072    $  75,286    $  25,072
                                                                 =========    =========    =========    =========

                                ARRIS GROUP, INC.
                      SUPPLEMENTAL EARNINGS RECONCILIATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                               Q1 2005                  Q2 2005               Q3 2005                Q4 2005
                                         ---------------------  ----------------------  ---------------------  ---------------------
                                                   PER DILUTED             PER DILUTED            PER DILUTED            PER DILUTED
                                          AMOUNT      SHARE      AMOUNT      SHARE       AMOUNT      SHARE      AMOUNT      SHARE
                                         --------  -----------  --------   -----------  --------  -----------  --------  -----------
Net income (loss)                        $  3,408  $      0.04  $  7,289   $      0.08  $ 18,820         0.18  $ 21,966  $      0.20

Highlighted items:
 Impacting gross margin:
   Stock compensation *                        31            -        82             -       136            -       125            -
 Impacting operating expenses:
   Impairment of long-lived assets            291            -         -             -         -            -         -            -
   Restructuring charges - adjustments
    to existing accruals                      (93)           -       198             -        34            -       901         0.01
   Amortization of intangibles                557         0.01       218             -       218            -       219            -
   Stock compensation *                       522         0.01     1,095          0.01     2,475         0.02     2,448         0.02

 Impacting other expenses:

   Gain on investment                           -            -         -             -       (60)           -       131            -
   Loss on debt retirement                      -            -     2,372          0.03         -            -         -            -

 Impacting discontinued operations:

   Restructuring charges - adjustments
    to existing accruals                      (10)           -       (76)            -        30            -      (152)           -

                                         --------  -----------  ---------- -----------  --------  -----------  --------  -----------
Total highlighted items                     1,298         0.01     3,889          0.04     2,833         0.03     3,672         0.03
                                         --------  -----------  ---------- -----------  --------  -----------  --------  -----------
Net income (loss) excluding
highlighted items                        $  4,706  $      0.05  $ 11,178   $      0.12  $ 21,653  $      0.20  $ 25,638  $      0.24
                                         ========  ===========  ========   ===========  ========  ===========  ========  ===========

Weighted average common shares - diluted                90,497                  91,356                107,049                107,296
                                                   ===========             ===========            ===========            ===========

                                                 YTD 2005
                                           ---------------------
                                                     PER DILUTED
                                            AMOUNT     SHARE
                                           --------  -----------
Net income (loss)                          $ 51,483  $      0.52

Highlighted items:
 Impacting gross margin:
   Stock compensation *                         374            -
 Impacting operating expenses:
   Impairment of long-lived assets              291            -
   Restructuring charges - adjustments
    to existing accruals                      1,040         0.01
   Amortization of intangibles                1,212         0.01
   Stock compensation *                       6,540         0.07

 Impacting other expenses:

   Gain on investment                            71            -
   Loss on debt retirement                    2,372         0.02

 Impacting discontinued operations:

   Restructuring charges - adjustments
    to existing accruals                       (208)           -

                                           --------  -----------
Total highlighted items                      11,692         0.12
                                           --------  -----------
Net income (loss) excluding
highlighted items                          $ 63,175  $      0.64
                                           ========  ===========

Weighted average common shares - diluted                  98,297
                                                     ===========

* ARRIS adopted SFAS 123R effective July 1, 2005. Prior to the adoption date, the provisions of APB 25 were followed. In the periods prior to July 1, 2005, the Company only recorded compensation expense related to restricted stock and options subject to variable accounting. To provide better comparative information, the historic compensation expenses have been highlighted.

ARRIS believes that presenting net income (loss) and related per share amounts adjusted for the items detailed above provides meaningful information that will allow investors to more easily understand ARRIS' financial performance and compare its period-to-period results. With respect to stock compensation expense, ARRIS adopted SFAS 123R effective July 1, 2005, as a result of which ARRIS will record non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants this non-cash compensation expense may vary significantly. With respect to loss on debt retirement, the call for redemption of ARRIS' outstanding convertible notes in May 2005 resulted in a non-cash charge due to an interest "make-whole" payment triggered by the call. With respect to amortization of intangibles, the intangibles being amortized relate to our most recent acquisitions and will not recur. Similarly, the impairment of long-lived assets, restructuring charge adjustments and gain on investment reflect items that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides the investors with a greater ability to project ARRIS' future performance. As importantly, in assessing operating performance and preparing budgets and forecasts, ARRIS' management considers performance after making these adjustments and believes that providing investors with the same information provides greater transparency and insight into management's analysis. ARRIS expects to continue providing similar information in the future with schedules reconciling the differences between GAAP and non-GAAP financial measures.